UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2010

iShares® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

iShares® COMEX® Gold Trust

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 2, 2010:

(1) BlackRock Asset Management International Inc., in its capacity as the sponsor of the registrant (the “Sponsor”), and The Bank of New York Mellon, in its capacity as the trustee of the registrant (the “Trustee”), executed the Second Amended and Restated Depositary Trust Agreement (the “Trust Agreement”) to: (i) consolidate in a single document all amendments to the First Amended and Restated Depositary Trust Agreement governing the registrant heretofore entered into; (ii) change the registrant’s name to iShares® Gold Trust; and (iii) authorize the Sponsor to, in consultation with the Trustee and from time to time after October 4, 2010, designate the price of gold regularly announced by a domestic or foreign entity (including an exchange, trade or industry association or similar organization) which will thereafter be used for the valuation of the registrant’s gold and other purposes under the Trust Agreement; and

(2) The Trustee and JPMorgan Chase Bank N.A., London branch (the “Custodian”), executed the First Amended and Restated Custodian Agreement (the “Custodian Agreement”) to (i) consolidate in a single document their existing arrangements regarding the custody of the registrant’s gold, and (ii) evidence the Custodian’s undertaking to, on each business day, allocate to the registrant’s account gold held for the registrant at the custodian so that, at the end of such business day, no gold is held in unallocated form.

Copies of the Trust Agreement and the Custodian Agreement are filed as Exhibits 4.1 and 10.1, respectively, and are incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits

Exhibit 4.1	Second Amended and Restated Depositary Trust Agreement.

Exhibit 10.1	First Amended and Restated Custodian Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010

iShares® Gold Trust*

By:	BlackRock Asset Management International Inc.

By:	/s/ Geoffrey D. Flynn
Name:	Geoffrey D. Flynn
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

*	The registrant is a trust. Each individual specified above is signing in his capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.